Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-227514 on Form S-3, Registration Statement Nos. 333-168320 and 333-178991 on Form S-4 and Registration Statement Nos. 333-55773, 333-103344, 333-106584, 333-145928, 333-145930, 333-174788, 333-184999, 333-199759 and 333-1235296 on Form S-8 of Aon PLC of our report dated February 26, 2020, relating to the financial statements of Willis Towers Watson PLC appearing in this Current Report on Form 8-K dated May 12, 2020.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, PA

May 12, 2020